Exhibit 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into as of the date last signed below (the “Effective Date”) by and between Enesco Group, Inc. (“Enesco”) and Jim Shore Designs, Inc. (“JSD”), each of whom are referred to herein as a “Party” or collectively referred to as the “Parties”.

RECITALS

WHEREAS, on July 29, 2005 Enesco filed a civil action against JSD and other defendants in the United States District Court, Northern District of Illinois, as Case No. 05C4371 known as Enesco Group, Inc. v. Jim Shore Designs, Inc., Sunshine Productions, Inc., Kevin Knowles, and Department 56, Inc. (a Delaware corporation) and Department 56, Inc. (a Minnesota corporation) (the “Civil Action”); and on October 20, 2005, JSD filed an opposition action against Enesco in the United States Patent & Trademark Office (“USPTO”) as Opposition No. 91167055 known as Jim Shore Designs, Inc. v. Enesco Group, Inc. (In the Matter of Application Serial No. 78/284,049: HEARTWOOD CREEK) (the “USPTO Proceeding”).

WHEREAS, the Parties, rather than risk the cost, expense and potential of an adverse result at trial and administrative proceedings, have agreed to resolve and settle the Civil Action and the USPTO Proceeding.

NOW, THEREFORE, in consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties now desire to settle the Civil Action and the USPTO Proceeding, and therefore agree as follows:

1. PURPOSE. The Parties each understand, acknowledge and agree that this Agreement constitutes a compromise of each Party’s rights in the Civil Action and the USPTO Proceeding, and the Agreement is not to be construed or intended to indicate an admission of liability or lack of liability by either of the Parties. Each of the Parties also intends and desires that this Agreement shall be binding upon and shall inure to the benefit of their respective predecessors, successors, related entities, assigns, heirs and/or legal administrators.

2. RECIPROCAL OBLIGATIONS. Under this Agreement, the Parties have done or shall immediately do the following:

a)	On or before the Effective Date, Enesco and JSD will enter into the Strategic Alliance Agreement attached hereto as Exhibit A;

b)	The Parties shall, through their counsel, file with the Court a mutual Stipulation for Dismissal and Order, dismissing the Civil Action as to all Parties with prejudice with each Party bearing its own attorney’s fees and costs, except insofar as a party is entitled to attorney’s fees and/or costs incurred in enforcing this Agreement or Exhibit A;

c)	Enesco and JSD shall, through their counsel, file with the USPTO a Withdrawal of Opposition Without Prejudice of the USPTO Proceeding; and

d)	Enesco will assign to JSD any and all rights of Enesco in the mark HEARTWOOD CREEK, including Application Serial No. 78/284, 049 for the mark HEARTWOOD CREEK pending in the USPTO, along with goodwill symbolized by the HEARTWOOD CREEK mark, by signing the form attached as Exhibit B.

3. ILLINOIS LAW. This Agreement is made and entered into in the State of Illinois and shall in all respects be interpreted, enforced, and governed under the laws of that State. Any civil action or proceeding to enforce any term(s) of this Agreement shall be filed in the United States District Court, Northern District of Illinois, Eastern Division or the state courts located in Cook County, Illinois.

4. ATTORNEYS’ FEES. If any dispute should arise, or if any proceeding is brought to enforce or enter judgment, out of or concerning this Agreement, the prevailing party in any such dispute or proceeding shall be entitled to recover reasonable attorneys’ fees.

5. ENTIRE AGREEMENT. This document constitutes the entire agreement and understanding between the Parties concerning the Civil Action and the USPTO Proceeding, and supersedes all negotiations, proposed agreements and agreements, whether written or unwritten, prior to this Agreement relating to those subject matters. The Parties each acknowledge that no other person or entity, nor any agent or attorney of any other person or entity has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the Parties further acknowledge that they have not entered into this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited herein.

6. EXECUTION IN COUNTERPART AND FACSIMILE SIGNATURES. The Parties each agree that this Agreement may be executed in counterparts and that it is the intent of the Parties that a copy of this document signed by each or any Party shall be fully enforceable against such Party. A facsimile signature to this Agreement shall be deemed to be and may be relied upon as an original. Likewise, telecopy transmission by the executing Party of an executed counterpart of this Agreement shall be deemed delivery of an original, executed counterpart.

7. ADVICE OF COUNSEL. In entering into this Agreement, the Parties each acknowledge that each has consulted with and had the advice and counsel of an attorney of their own choice, or had the opportunity to seek advice and declined the opportunity to seek and consult counsel of their own choice, and that each has executed this document after careful and independent investigation, and not under fraud, duress or undue influence.

8. SEVERABILITY. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of the Agreement.

9. FURTHER ASSISTANCE. The Parties hereafter shall execute all documents and do all that is reasonably necessary to effect the provisions of this Agreement.

10. NO WAIVER BY JSD. Nothing in this Agreement shall be construed as a waiver of, or is intended to limit in any way, JSD’s ability or right (a) to enforce the particular obligations relating to the Terminated Agreement (as that term is defined in Exhibit A) that are set forth in Exhibit A; or (b) to claim that Enesco is in breach of Exhibit A based upon obligations in Exhibit A relating to the Terminated Agreement.

IN WITNESS WHEREOF, this document has been executed effective the last date set forth below.

Dated:	January 30, 2006	ENESCO GROUP, INC.

By: /s/ Cynthia Passmore

Cynthia Passmore, President and CEO
Dated:	January 30, 2006	JIM SHORE DESIGNS, INC.

By: /s/ Jim Shore

Jim Shore, President

EXHIBIT A TO SETTLEMENT AGREEMENT-
STRATEGIC ALLIANCE AGREEMENT

THIS STRATEGIC ALLIANCE AGREEMENT, effective as of the 23rd day of November 2005 (the “Effective Date”), is by and between the JSD (as defined in paragraph A below); and ENESCO (as defined in paragraph B below), and is comprised of: (1) the following paragraph captioned “Purpose of the Strategic Alliance”; (2) the provisions stated in the paragraphs C – K below; and (3) the Incorporated Provisions and Schedules I — VI that are attached as Exhibit A and that are incorporated herein by reference.

Purpose of the Strategic Alliance: The purpose of the strategic alliance is to develop and market LICENSED PRODUCTS (as defined below) for profit and for each party to do all things reasonably necessary and consistent with the terms below to accomplish and implement such purpose. This Agreement (as defined in the Incorporated Provisions) has no relation with, or application to, any other contract(s) or business venture(s) the parties may have; and, except as set forth herein, neither party is restricted from entering into or participating in such other contracts or business ventures. This Agreement shall not be construed as making the parties partners or joint venturers in connection with this Agreement or any other matter or thing whatsoever. This Agreement replaces and supercedes the prior license agreement dated January 1, 2005, between JSD and ENESCO (“Terminated Agreement”).

A.	JSD:	Jim Shore Designs, Inc. 426 North Main Street Heath Springs, SC 29058 Telephone: (803) 273-7232 Tax ID # 33-1071472

B.	ENESCO:	ENESCO GROUP, INC.

225 Windsor Drive

Itasca, IL 60143

collectively with its subsidiaries and affiliates.

C. LICENSED

PROPERTY:

WORKS: The artwork licensed to ENESCO includes the original artwork owned by JSD and/or by artist Jim Shore and identified in Schedule I.

MARKS: The trademark(s) and name(s) licensed to ENESCO including the mark(s) and name(s) owned by JSD and identified in attached Schedule II, and those provided for in Section 8(a).

RIGHT OF PUBLICITY:	The name likeness, and image of the artist Jim Shore.

D.	LICENSED

PRODUCTS: The specific products identified in Schedules III and IV.

E. LICENSED

TERRITORY: The territory in which ENESCO may advertise, distribute and sell LICENSED PRODUCTS is worldwide.

F.	LICENSED TERM:	The license and rights granted to
ENESCO commence on the Effective Date
and continues for three (3) years
subject to renewal as set forth in
Section 9 of the attached Exhibit A.
As used in the Agreement, “LICENSED
TERM” includes the initial three year
term and any renewal term.

G.	ROYALTY RATES:	Unless otherwise agreed to in writing by parties, the ROYALTY RATE for any sales of LICENSED PRODUCTS made on or after the Effective Date is as follows:

i.	10% of the Net Selling Price for aggregate sales of LICENSED PRODUCTS up to (but not including) forty-five million dollars ($45,000,000.00) in a calendar year during the term of this Agreement.

ii.	12% of the Net Selling Price for aggregate sales (at the Net Selling Price) of LICENSED PRODUCTS of forty-five million dollars ($45,000,000.00 up to (but not including) fifty million dollars ($50,000,000.00) in a calendar year during the term of this Agreement.

iii.	14% of the Net Selling Price for aggregate sales (at the Net Selling Price) of LICENSED PRODUCTS of fifty million dollars ($50,000,000.00) up to (but not including) fifty-five million dollars ($55,000,000.00) in a calendar year during the term of this Agreement.

iv.	16% of the Net Selling Price for aggregate sales (at the Net Selling Price) of LICENSED PRODUCTS of fifty-five million dollars ($55,000,000.00) up to (but not including) sixty million dollars ($60,000,000.00) in a calendar year during the term of this Agreement.

v.	18% of the Net Selling Price for aggregate sales (at the Net Selling Price) of LICENSED PRODUCTS of sixty million dollars ($60,000,000.00) up to (but not including) seventy million dollars ($70,000,000.00) in a calendar year during the term of this Agreement.

vi.	20% of the Net Selling Price for aggregate sales (at the Net Selling Price) of LICENSED PRODUCTS of seventy million dollars ($70,000,000.00) or more in a calendar year during the term of this Agreement.

H. FORM OF

COPYRIGHT AND TRADEMARK NOTICE:	© (year) Jim Shore Designs, Inc. [Mark] is a [registered] mark of Jim Shore Designs, Inc.

I. INCORPORATED

PROVISIONS: The Incorporated Provisions and the Schedules I — VI attached as Exhibit A are incorporated herein by reference thereto.

J.	CHANNELS OF

TRADE: Limited to an agreed-upon list of customers to which ENESCO may distribute the LICENSED PRODUCTS. The CHANNELS OF TRADE are intended initially to consist of the current customers of ENESCO as of the Effective Date but ultimately to exclude those retailers identified by JSD whose position in the marketplace is to significantly discount from regular retail pricing of the LICENSED PRODUCTS.

IN WITNESS WHEREOF, JSD and ENESCO have, through their duly authorized officers, executed this Strategic Alliance Agreement.

JIM SHORE DESIGNS, INC.

/s/ Jim Shore

By: Date:	Jim Shore, President January 30, 2006

ENESCO GROUP, INC.

/s/ Cynthia Passmore

By: Date:	Cynthia Passmore, President and CEO January 30, 2006

EXHIBIT A

INCORPORATED PROVISIONS FOR
THE STRATEGIC ALLIANCE AGREEMENT

The following Incorporated Provisions shall be deemed fully incorporated in the Strategic Alliance Agreement (hereinafter the “Underlying Agreement”) to which this EXHIBIT A is attached, and these Incorporated Provisions, the Underlying Agreement and the attached Schedules I-VI shall hereinafter be collectively referred to as the “Agreement”. All capitalized terms and conditions included in these Incorporated Provisions shall, unless expressly provided to the contrary herein, have the same respective meanings as set forth in the Underlying Agreement. Unless expressly provided to the contrary herein, to the extent that any of these Incorporated Provisions conflicts with any provision of the Underlying Agreement, the Underlying Agreement shall control.

1. Grant.

(a)	JSD agrees to and does hereby grant to ENESCO the right and license, subject to the terms of this Agreement, to use the LICENSED PROPERTY solely upon and in connection with the manufacture, reproduction, display, use, advertising, importation, distribution, offer for sale and sale of LICENSED PRODUCTS in the LICENSED TERRITORY to the CHANNELS OF TRADE during the LICENSED TERM.

(b)	The license granted in Section 1(a) shall be sole and exclusive to ENESCO for all of the EXCLUSIVE LICENSED PRODUCTS set forth on Schedule III, subject to the limitations set forth in paragraph 1(e) below.

(c)	The license granted in Section 1(a) shall be non-exclusive to ENESCO for all of the NON-EXCLUSIVE LICENSED PRODUCTS set forth on Schedule IV, subject to the provisions of 1(d) and 1(e) below.

(d)	JSD may license others to use, but may not use itself, any particular artwork that is part of the WORKS , in connection with the manufacture, reproduction, display, use, advertising, marketing, importation, distribution, offering of sale or sale of NON-EXCLUSIVE LICENSED PRODUCTS as follows: (1) for use in two-dimensional media as of the same date that ENESCO first presents and makes available to retailers to order NON-EXCLUSIVE LICENSED PRODUCTS that incorporate that particular artwork (“Launch”); and (2) for use in three-dimensional media after the date one (1) year from ENESCO’s Launch of NON-EXCLUSIVE LICENSED PRODUCTS incorporating that particular artwork. JSD will provide ENESCO with notice of any licensing of the artwork to any third-party subject to the above provision at the time such license is entered.

(e)	Nothing in this Agreement shall be construed to limit JSD’s ability or right to use itself, or license other to use (1), any publicity rights of Jim Shore; (2) JSD’s MARKS in connection with NON-EXCLUSIVE LICENSED PRODUCTS; or (3) any artwork that is part of the WORKS but is not being offered for sale in the United States by ENESCO in connection with NON-EXCLUSIVE LICENSED PRODUCTS.

2. Payments and Marketing Fund.

(a)	By January 30, 2006, allow until 2/3/06, ENESCO will pay to JSD all royalty amounts due from ENESCO to JSD pursuant to the Terminated Agreement through and including the day before the Effective Date. ENESCO shall also provide a written report to JSD by February 10, 2006, detailing its investigation of all quality concerns previously raised by JSD relating to products licensed pursuant to the Terminated Agreement or other prior agreements, as well as detailing all corrective measures implemented by ENESCO to address and correct any and all quality problems. ENESCO will implement such additional corrective measures as are reasonably requested by JSD in as are prompt a manner as possible. The parties agree that no further payments will be due and owing under the Terminated Agreement from ENESCO to JSD.

(c)	ENESCO shall pay ROYALTIES to JSD in an amount of the applicable ROYALTY RATE multiplied by the Net Selling Price of the PRODUCTS sold under this Agreement.

(d)	The term “Net Selling Price” means ENESCO’s actual invoice or billing price for the LICENSED PRODUCTS sold, less: discounts given to bona fide customers, returns, sales and other taxes, and freight charges, if any, actually paid; and credits or allowances given on the PRODUCTS sold. No other costs incurred in the manufacture, selling, advertising, or distribution of the LICENSED PRODUCTS shall be deducted, nor shall any deductions be allowed for uncollectible accounts or allowance. By April 1 of each calendar year Enesco will provide to JSD for its approval, not to be unreasonably withheld, a schedule of discounts Enesco proposes to use in connection with the sale of LICENSED PRODUCTS. Only approved discounts may be deducted from an actual invoice or billing price in calculating Net Selling Price.

(e)	If earned ROYALTIES for any given calendar year during the LICENSED TERM are less than thirty five percent (35%) of the average ROYALTIES for the two previous calendar years (including under the Terminated License) (“Rolling Base Royalties”), then ENESCO will make a payment to JSD within thirty days following the payment of the applicable December ROYALTIES for a given year, so that total payments for the calendar year are equal to thirty five percent (35%) of the Rolling Base Royalties.

(f)	Commencing on January 1, 2007, JSD and Enesco will establish a marketing fund (the “Marketing Fund”) for the purpose of funding JSD’s marketing the LICENSED PRODUCTS within the gift and home and garden décor industry. The Marketing Fund will be capitalized by JSD and Enesco for calendar year beginning with 2007 with each contributing at one percent (1%) of the prior calendar year’s aggregate Net Selling Price for PRODUCTS sold. Future year’s capitalization will be evaluated annually with the amount to be mutually agreed to by October 31 of the year before the calendar year in which the Marketing Fund will utilized, but in any event JSD’s contribution to the Marketing Fund will be no greater than ENESCO’s contribution to the Marketing Fund. By the end of January of each calendar year from 2007 through the end of this Agreement, JSD will present a plan to ENESCO for the expenditure of at least all of the funds in the Marketing Fund during the then-current calendar year. JSD will provide ENESCO with proof of expenditure of the Marketing Fund within thirty (30) days of each applicable expenditure by JSD.

(g)	Solely for the months of January through July, 2006, ENESCO will pay to JSD, on the same day during each such month that payment is due from ENESCO to JSD under Section 3 below (except for January 2006, which amount will be paid upon execution of this Agreement) an advance against ROYALTIES for calendar year 2006 of two-hundred thousand dollars ($200,000) per month for a total of one million, four-hundred thousand dollars ($1,400,000). All ROYALTIES payable by ENESCO to JSD pursuant to this Agreement will be credited against these advance payments. On January 30, 2006, Enesco will pay JSD any all royalty amounts due from ENESCO to JSD for the period of November 23, 2005, to December 31, 2005.

3. Time for Making Payments.

Within twenty (20) business days following the end of each calendar month during the term of this Agreement, ENESCO shall give a report to JSD showing the sales of PRODUCTS sold under this Agreement during the calendar month having just ended and the basis used in determining the payments of ROYALTIES due under this Agreement. All such reports shall be accompanied by a check for the payments of ROYALTIES shown to be due in the report.

4. Records.

ENESCO shall keep true and complete records relating to the sales of PRODUCTS sold under this Agreement. Such records shall be made available, at reasonable times during normal business hours, for inspection by JSD’s representatives, including an independent certified public accountant, designated and paid for by JSD, for the purpose of determining the accuracy of the payments made and reports given under Sections 2 and 3 herein; it being understood that the person inspecting the records shall not disclose to the JSD any details of ENESCO’s business not necessary to the report on the results of the inspection. Such records shall be maintained by ENESCO for at least two (2) years following the end of the calendar month to which they pertain. The receipt or acceptance by JSD of any statement of ROYALTIES, or the receipt or acceptance of any payment of ROYALTIES, shall not prevent JSD from subsequently challenging the validity or accuracy of such statement or payment.

5.  Quality Assurance.

Enesco acknowledges that it understands that it is of utmost importance to JSD that the LICENSED PROPERTY and the quality image of the LICENSED PRODUCTS offered in connection with them be protected. Enesco further acknowledges that its pledge to make the upholding the high quality of the LICENSED PRODUCTS its highest priority forms a material part of this Agreement and JSD’s willingness to enter into it, inasmuch as quality problems and concerns were tolerated and permitted to persist under the Terminated Agreement over the objection of JSD. Therefore, strict adherence to the quality control provisions will be required, and breach of any of them will be considered to be material.

(a)	Before production of any PRODUCT commences, and as ENESCO and JSD mutually agree to uphold quality based on mutually agreed-to supply-chain changes, ENESCO will obtain the approval of JSD at each of the following stages (the “INITIAL SAMPLES”): (1) briefing by ENESCO to JSD of the concept; (2) JSD’s or other approved artist’s development and submission of a first-draft (pencil) drawing; (3) JSD’s or other approved artist’s development and submission of a finished two-dimensional (color) drawing, if applicable; (4) creation of a three-dimensional rough product (i.e., a photo of the initial sculpt), if applicable, from the factory at which it was sculpted; (5) finished, non-painted sculpted product; and (6) finished painted sculpted product. Recognizing that time is very critical in successfully introducing LICENSED PRODUCTS into the marketplace, JSD agrees to inspect expeditiously the INITIAL SAMPLES and to notify ENESCO whether the quality of the INITIAL SAMPLES is approved within ten (10) business days of receipt of the INITIAL SAMPLES and if not approved, to advise ENESCO, in writing, of any and all corrections reasonably required to be made in order for the INITIAL SAMPLES to be approved. Failure of the JSD to so notify and advise ENESCO within this ten business day period shall be deemed to constitute approval by JSD of the particular applicable stage of the INITIAL SAMPLES, but no other stage. JSD further agrees to consult and cooperatively work with ENESCO in making INITIAL SAMPLES that can be approved by JSD. The parties will work in good faith to set a timeline by the end of January of each calendar year for all anticipated product development (including design commitments of JSD) and all approvals pursuant to the marketing strategy plan described in Section 6(a) below.

(b)	Only after JSD has approved the quality of all stages of the INITIAL SAMPLE, ENESCO shall use the MARKS in the form required by JSD, for LICENSED PRODUCTS that meet or exceed the quality of the corresponding finished LICENSED PRODUCTS. ENESCO agrees that it will not knowingly use the MARKS for or in connection with the sale of a LICENSED PRODUCT whose quality does not meet or exceed the quality of the corresponding approved INITIAL SAMPLES.

(c)	Within two (2) weeks of the first inventory shipment of any LICENSED PRODUCTS, ENESCO agrees to provide JSD two (2) representative samples of the LICENSED PRODUCTS (including all packaging) that it is selling under the MARKS for the purpose of enabling JSD to determine whether the samples meet or exceed the quality of the corresponding INITIAL SAMPLES. JSD shall promptly notify ENESCO if such additional samples do not meet the quality of the corresponding INITIAL SAMPLES.

(d)	ENESCO agrees that any advertisements for LICENSED PRODUCTS shall be done with the same good taste and quality as ENESCO’s advertisements for its other giftware products. Upon JSD’s reasonable request, ENESCO agrees to give JSD copies of such advertisements, and to make reasonable modifications requested by JSD.

(e)	Any new marks, other than the MARKS, used in connection with the LICENSED PRODUCTS must be approved by JSD in advance and in writing and will be the property of JSD as set forth in Section 8 below.

(f)	ENESCO and JSD agree to uphold quality based on mutually agreed-to supply-chain changes. JSD must approve all manufacturing facilities before any production of LICENSED PRODUCTS is scheduled. For each manufacturing facility, JSD’s approval of INITIAL SAMPLES from the applicable manufacturing facilities will be deemed approval of use of the facility by ENESCO for manufacturing the LICENSED PRODUCTS. JSD acknowledges and agrees that its approvals of manufacturing facilities must be made timely so as not to impede production of LICENSED PRODUCTS, and to allow for a smooth and uninterrupted product-to-market process. The parties agree that JSD will identify a vendor that is its first choice as of the Effective Date for manufacturing facilities and ENESCO agrees to use that vendor and to use commercially reasonable efforts to find two alternative manufacturing facilities subject to by JSD approval in the first half of 2006 to be used as supplemental or replacement manufacturing facilities. If JSD rejects either or both of the additional facilities designated by ENESCO, then ENESCO agrees to, within sixty (60) days of the rejection, name one (1) or two (2), as the case may be, supplemental and replacement manufacturing facilities acceptable to JSD. During that time, ENESCO will not use any supplemental or replacement facilities not approved by JSD.

(g)	The parties will work in good faith to develop and agree upon a written “quality program” by February 20, 2006, which will be, and is hereby, incorporated by reference to this Agreement as Schedule VI.

(h)	The parties agree that in the event either party has any concern with respect to the quality of the LICENSED PRODUCTS, the party will provide written notice of the concern to the other party promptly an in accordance with Section 14 below. ENESCO will respond in writing to any concern raised by JSD detailing its investigation of the problem or concern, and outlining all corrective or remedial steps taken or to be taken, including by whom and when. ENESCO will implement prompt corrective action to JSD’s reasonable satisfaction to remedy any quality problems upon notification, including any discrimination in quality below that of the INITIAL SAMPLES.

(i)	Enesco will obtain, in the applicable time frame, any necessary governmental approvals related to the manufacture, sale, marketing, or distributing the LICENSED PRODUCTS.

6. Marketing Plans and Artwork Requirements.

(a)	The parties will agree upon an annual comprehensive marketing strategy plan for each calendar year during this Agreement. ENESCO will present a draft plan to JSD by August 31 of each calendar year (for the next year) and the parties agree to work in good faith to finalize the marketing strategy plan for each calendar year by October 1 (for the next calendar year, except for 2006, for which the parties agree they will promptly develop a marketing strategy plan upon execution of this Agreement). All annual marketing strategy plans must be approved by JSD before implementation. JSD will provide ENESCO with a sample acceptable marketing strategy template within thirty (30) days of execution of this Agreement. All marketing strategy plans must detail and specify, at a minimum, strategies, products, channels, advertising, and reasonable pricing and margin considerations. Any changes to the marketing strategy plans must be submitted in writing by ENESCO to JSD and must be approved by JSD before implementation by ENESCO. In order to keep business moving in accordance with the product development timeline, JSD will not unreasonably withhold, condition or delay its approval of marketing strategy plans or changes thereto.

(b)	The parties will agree to a list of customers for the CHANNELS OF TRADE to by February 20, 2006. The parties agree that the CHANNELS OF TRADE will initially include all existing customers of ENESCO as of the Effective Date. The initial CHANNELS OF TRADE may be added to from time-to-time only by written agreement of the parties and JSD agrees not to unreasonably withhold, condition or delay its approval of any additions. To that end, the parties acknowledge and agree that the intention of the parties is to exclude from the CHANNELS OF TRADE only those retailers identified by JSD whose position in the marketplace is to significantly discount from retail pricing of the LICENSED PRODUCTS. Enesco will not sell LICENSED PRODUCTS to any person or entity likely to resell them to any CHANNEL OF TRADE not authorized under this Agreement.

(c)	JSD agrees to provide ENESCO with the artwork for the WORKS for use in the LICENSED PRODUCTS. Additional artwork, required and requested by ENESCO from JSD, shall be provided by JSD within such reasonable time as requested by ENESCO. To the extent that additional artwork is required and requested in accordance with the mutually agreed upon marketing strategy plans, as referenced in Section 6(a) above, but JSD is unable or unwilling to provide such required artwork in time to meet requirements or deadlines, ENESCO may create or retain others to create the artwork at its expense. Any artwork generated by third parties at ENESCO’s direction shall be submitted to JSD for approval, not to be unreasonably withheld. JSD shall work cooperatively with ENESCO and such third parties to generate and refine such art to meet the standards and requirements for the brand(s). Further, in the event ENESCO wishes to use any artists other than Jim Shore to create artwork that is similar to, or incorporates the WORKS or any artwork that has the same “look and feel” as any of the WORKS, ENESCO must obtain the prior written approval of JSD to use the artist to create WORKS. As used in this Agreement, “look and feel” shall be interpreted to include the concept that such artwork be designed with the intention to take net sales volume away from LICENSED PRODUCTS , JSD, or products which incorporate JSD’s original artwork or designs.

(d)	JSD will own all artwork incorporating WORKS or any artwork created pursuant to Paragraph 6(c) and ENESCO will provide the original artwork to JSD promptly upon the earlier of: (1) JSD’s request; (2) termination or expiration of this Agreement; or (3) ENESCO completing any review of the artwork. ENESCO may retain as many copies of all JSD artwork for the duration of this Agreement and will confirm in writing to JSD that it has either returned or destroyed all copies of JSD-owned artwork to JSD upon expiration or termination of this Agreement. ENESCO will execute any and all documents necessary to vest ownership of any of the artwork comprising the WORKS or any artwork created pursuant to Paragraph 6(c) in JSD.

(e)	Any concepts, ideas, designs or artwork created by ENESCO that does not (1) contain WORKS, or any artwork similar to any of the WORKS or having the same “look and feel” as any of the WORKS; (2) use any of the MARKS, or any MARK confusingly similar to any of the MARKS; (3) does not utilize any of the publicity rights of Jim Shore; and (4) is not approved for use in connection with WORKS or LICENSED PRODUCTS by JSD will be owned by ENESCO.

(g)	JSD agrees to keep ENESCO apprised of JSD’s licensing and marketing plans reasonably in advance of the marketing or sales of any products bearing JSD’s WORKS or MARKS, in order to leverage brand-building strategies.

7. The Marking of LICENSED PRODUCTS.

(a)	ENESCO agrees to affix the copyright and trademark notices, as stated in Paragraph H of the Agreement, to each LICENSED PRODUCT and to each piece of LICENSED PRODUCT packaging.

(b)	All LICENSED PRODUCTS and displays, signage, and marketing material for the LICENSED PRODUCTS will bear the JIM SHORE mark in a form approved in advance by JSD, unless otherwise agreed to in writing by the parties. ENESCO will make use of the MARKS as provided in JSD’s Brand Usage Guide, to be attached hereto and incorporated by reference as Schedule V, to be provided to ENESCO by JSD no later than March 2006. JSD may reasonably amend the Brand Usage Guide from time-to-time upon reasonable prior written notice to ENESCO with rolling changes effective thirty (30) days after ENESCO’s receipt of the revised Brand Usage Guide.

(c)	The parties agree that the affixation of the copyright and trademark notices, as stated in subsections (a) and (b) of this Section 7, shall be satisfactory for all purposes, including quality assurance purposes, under this Agreement. Upon thirty (30) days prior notice to ENESCO, JSD may amend Paragraph H to make reasonable changes to one or both of the notices stated in Paragraph H of the Agreement; provided, that if such an amendment is made, ENESCO may still distribute and sell LICENSED PRODUCTS (and LICENSED PRODUCT packaging) to which the prior Paragraph H notice is affixed and which were made prior to the amendment.

(d)	All LICENSED PRODUCTS shall also be appropriately marked to indicate the national source or origin thereof.

8. Copyright and Trademark Ownership.

(a)	The copyrights in and to the WORKS, including derivative works based on the WORKS or similar artwork or artwork having the same “look and feel” as any of the WORKS, and all rights in the MARKS or any mark confusingly similar to the MARKS, shall be and shall remain the sole and exclusive property of JSD. Any and all names or marks created during the LICENSED TERM and used on or in connection with the PRODUCTS shall be owned exclusively by JSD. JSD hereby appoints ENESCO to serve as its agent for the filing of copyrights for WORKS and PRODUCTS in the name of JSD. ENESCO shall notify JSD of which items and products ENESCO plans to file applications for copyright registrations on behalf of JSD. ENESCO will also prepare and file applications for copyright registrations or other WORKS or PRODUCTS at JSD’s request. ENESCO will prepare copyright applications and file them with the United States Copyright Office at ENESCO’s sole expense. ENESCO shall promptly provide the JSD with any original copyright certificate issued by the Copyright Office and ENESCO may retain copies of the documents filed with and received from the applicable governmental agencies concerning the obtaining of such statutory protection. JSD agrees to cooperate with ENESCO in obtaining such statutory protection.

(b)	JSD agrees not to use the names Enesco or Enesco Group, Inc. or any of ENESCO’s trademarks, or any name that is confusingly similar to any such name or mark in any domain name or uniform resource location (URL) address, domain name registration, trademark or trademark registration. JSD further agrees that it will only use the names Enesco or Enesco Group, Inc. or any of ENESCO’s trademarks on its own internet site in accordance with ENESCO’s written policy for use of its trademarks (available on www.enesco.com) and only upon prior written approval of ENESCO.

(c)	JSD agrees that it will not license the HEARTWOOD CREEK and/or LIFE OF A NATION marks to any third party or otherwise use the HEARTWOOD CREEK and/or LIFE OF A NATION marks in commerce other than in connection with the LICENSED PRODUCTS during the LICENSED TERM.

(d)	ENESCO shall cooperate with JSD in registering, protecting, and defending the LICENSED PROPERTY, including the execution of any documents as requested by JSD in that regard.

(e)	ENESCO shall have no right to use the LICENSED PROPERTY in any other manner other than specified herein, and ENESCO agrees that it shall not use JSD’s MARKS in the future without prior written approval of JSD.

(f)	ENESCO acknowledges the validity of, JSD’s title to and JSD’s rights in the MARKS, WORKS, and publicity rights of Jim Shore, and shall not do or permit to be done any act or thing which will impair the rights of JSD in and to the MARKS, WORKS, and publicity rights of Jim Shore. During the Term and thereafter, ENESCO shall not acquire and will not attack the validity of nor claim any title or any other proprietary right to the the MARKS, WORKS, and publicity rights of Jim Shore or in any derivation, adaptation, variation or name thereof by virtue of the Agreement, or through Enesco’s use of the the MARKS, WORKS, publicity rights of Jim Shore, or otherwise, the parties intending and agreeing that all use of the the MARKS, WORKS, or publicity rights of Jim Shore by Licensee shall inure to the benefit of JSD. Enesco recognizes the value of the good will associated with the WORKS , MARKS, and publicity rights of Jim Shore, and acknowledges that the WORKS , MARKS, and publicity rights of Jim Shore, and all rights therein including the good will pertaining thereto, belong exclusively to JSD. Enesco agrees that all the MARKS have acquired secondary meaning in the mind of the relevant public.

(g)	Neither ENESCO nor any of ENESCO’S affiliates will register or attempt in any country to register any of the MARKS. In the event of breach of the foregoing, ENESCO agrees to, at its own expense, immediately execute and deliver to JSD an assignment and other documents as JSD may require to transfer to JSD all rights to the application or registration involved.

9. Term and Termination.

(a)	Unless sooner terminated in accordance with Sections 9(b), (c), (d), (e), or (f) below, the term of this Agreement shall be for the LICENSED TERM stated in Paragraph F of the Agreement and shall be automatically renewed for one additional three (3) year term unless either party provides the other party at least twelve (12) months prior written notice of intent to terminate the Agreement effective at the end of the initial 3 year LICENSED TERM period. Upon the expiration or termination of this Agreement for any reason, all of the rights of ENESCO, including in connection with the LICENSED PROPERTY under this Agreement shall terminate and immediately revert to JSD.

(b)	If JSD shall fail to provide ENESCO with artwork due to death or disability of Jim Shore, ENESCO may, in its sole discretion, terminate this Agreement by giving JSD a notice of termination effective 60 days from notice.

(c)	In the event that either party fails materially to perform any of its material obligations hereunder, the other party may give the breaching party a notice of default, which also specifies the obligation(s) that the breaching party has materially failed to perform. If the other party does not demonstrate in writing that it has taken reasonable steps to cure the specified material failure to perform within thirty (30) days of receipt by the breaching party of the notice of default, then the other party may give the breaching party a notice of termination upon expiration of such thirty (30) days stating that the Agreement is terminated effective as of the date of the notice of termination.

(d)	The Agreement may also be terminated upon notice if a party commits four (4) cured breaches of a “critical material obligation” in any twelve (12) month period. The term “critical material obligation” means the obligations set forth in Paragraph 5(a), 5(b), 5(f), or 8(e).

(e)	If either party declares bankruptcy, or becomes the subject of an involuntary bankruptcy that is not dismissed within ninety (90) days of its commencement (other than an involuntary bankruptcy commenced by JSD against ENESCO, which shall not be grounds for termination), is ever adjudged insolvent, or makes an assignment for the benefit of creditors, or if the business of such party is placed in the hands of a receiver or trustee, the other party may terminate this Agreement by giving written a notice of termination.

(f)	If ENESCO is the subject of a “Change of Control” JSD may terminate this Agreement upon ninety (90) days prior written notice. “Change of Control” means any of the following:

(1) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the issued and outstanding shares of capital Stock of ENESCO having the right to vote for the election of directors of ENESCO under ordinary circumstances, unless such beneficial owners are not in a position to have a significant influence on the business activities of ENESCO ; (2) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of ENESCO (together with any new directors whose election by the board of directors of ENESCO or whose nomination for election by the Stockholders of ENESCO was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (3) the CEO and/or President, employed as of the Effective Date of this Agreement, ceases to be employed by ENESCO, or cease to be employed by ENESCO in the positions she now occupies, unless following a meeting among a new CEO and/or President, JSD’s representatives, the Chairperson of the Board of Directors of ENESCO, and, if possible, the CEO and/or President, employed as of the Effective Date of this Agreement, JSD is satisfied that the new CEO and/or President of ENESCO will maintain the spirit and letter of this Agreement as intended as of the date it has been executed by JSD.

(g)	Upon termination of this Agreement, ENESCO shall have the right to sell any LICENSED PRODUCTS on hand for which INITIAL SAMPLES have been approved for sale pursuant to Section 5 at all stages of product development as of the date of termination to the CHANNELS OF TRADE or JSD, at normal wholesale pricing and subject to payment of ROYALTIES to JSD on any such sales in accordance with the terms of Section 2 above. If ENESCO receives any discount offer (i.e., less than normal wholesale pricing less ordinary-course discounts) for the purchase of remaining inventory after termination or expiration of this Agreement, ENESCO may accept the offer provided that such sales can be made to the CHANNELS OF TRADE only. JSD may purchase any remaining inventory of LICENSED PRODUCTS at ENESCO’s cost of manufacture.

(h)	If ENESCO’s sales of the LICENSED PRODUCTS for calendar year 2006 are less than two million eight-hundred thousand dollars $2,800,000.00, JSD may declare a breach of this Agreement and provide notice of termination effective six months from ENESCO’s receipt of the written notice, which notice must be given by March 31, 2007. The Agreement will terminate six months from ENESCO’s receipt of the written notice unless ENESCO cures the breach by recording sales during the six month notice period in excess of one million four hundred thousand dollars ($1,400,000.00). If ENESCO cures the breach in accordance with the foregoing sentence, the termination notice of JSD will be null and void and this Agreement will continue in accordance with its terms.

(i)	ENESCO acknowledges that any breach or threatened breach of any of ENESCO’s “critical material obligations” in this Agreement will result in immediate and irreparable damage to JSD and to the rights of any subsequent licensee of JSD. ENESCO acknowledges that there is no adequate remedy at law for any such breach or threatened breach, and ENESCO agrees that in the event of any such breach or threatened breach, JSD shall be entitled to injunctive relief and such other relief as any court with jurisdiction may deem just and proper, without the necessity of JSD posting any bond. ENESCO agrees to waive the defense in any action for injunctive relief or specific performance of any obligation under this Agreement (other than its payment obligations) that a remedy at law would be adequate.

10. Indemnity and Representations.

(a)	ENESCO agrees to indemnify, defend and hold harmless JSD and its successors, assigns, parents, affiliates, subsidiaries and their respective agents, officers, directors, shareholders and licensees harmless from all claims, causes of action, demands, damages, liabilities, and expenses, including attorneys’ fees, court costs, and other legal expenses, as to any damages, claims, actions, losses, liabilities, demands, and/or suits, including reasonable attorneys’ fees and costs, awarded, suffered and/or incurred arising out of or in connection with the manufacture, importation, offering, sale, distribution, advertising or marketing of LICENSED PRODUCTS under this Agreement, or any activity pursuant to or in violation of this Agreement, other than claims arising from use of the LICENSED PROPERTY in accordance with the terms of this Agreement. JSD will promptly notify ENESCO of any such claim, and ENESCO shall have the sole right to control the defense of and to settle any such claim. JSD shall cooperate and assist ENESCO, at ENESCO’s request, in connection with such defense. Claims arising out of the advertisement, distribution and/or sale of LICENSED PRODUCTS by ENESCO’s customers are excluded from this paragraph.

(b)	ENESCO represents that it has obtained and shall maintain, in accordance with its good business judgment, product liability insurance for the PRODUCTS applicable to its performance under this Agreement.

(c)	JSD represents and warrants that: (1) the WORKS are original works authored by JSD and are not an unlawful copy of any other work(s); (2) JSD is the owner of the MARKS and JSD uses no other marks in commerce as of the Effective Date; (3) JSD has the right to enter into this Agreement and to make the grants made in Section 1 above; (4) JSD’s entry into and performance of this Agreement does not create any breach of an agreement with any third party; and (5) ENESCO’s use of the WORKS and/or MARKS, as contemplated by this Agreement, does not constitute an infringement of the rights of others or violate any third parties’ rights of any kind or nature including patent, trademark, copyright, trade secret, invasion of privacy or publicity, idea misappropriation, defamation, libel, slander or moral rights, piracy, plagiarism or unfair competition. JSD shall indemnify, defend and hold harmless ENESCO, and its successors, assigns, parents, affiliates, subsidiaries and their respective agents, officers, directors, shareholders and licensees as to any damages, claims, actions, losses, liabilities, demands, and/or suits, including reasonable attorneys’ fees and costs, awarded, suffered and/or incurred by it by reason of the assertion of a claim arising out of: (i) the exercise by ENESCO of the rights and licenses granted to ENESCO in Section 1 above and/or (ii) the breach of JSD’s representations and warranties herein.

11. Infringement.

(a)	ENESCO shall have the right and authority to prosecute and settle, in its own name and/or in JSD’s name, a claim for infringement of the exclusive rights granted in Section 1 above where ENESCO believes, after consultation with JSD, that the claim should be prosecuted. ENESCO shall bear all costs and expenses and shall receive all monies awarded and/or recovered with respect to the prosecution of such claim. JSD may, at any time with respect to any situation known to it and believed to involve a claim of infringement of the exclusive rights granted in Section 1 above, request ENESCO to prosecute such infringement claim. When so requested, ENESCO shall promptly either pursue the infringer or notify JSD in writing that it elects not to pursue the infringer. If ENESCO elects not to pursue the infringer, then JSD may prosecute the claim for infringement and shall bear all costs and expenses and shall receive all monies awarded and/or recovered with respect to the prosecution of such claim.

(b)	JSD may take such action as it deems necessary against any person, firm or corporation to protect the rights and interest granted by JSD hereunder. ENESCO will, at JSD’s request, cooperate fully with JSD in any controversy which may arise or litigation which may be brought arising out of or related to this Agreement or the rights granted in it. JSD shall have the right, in its absolute discretion, to employ attorneys and to institute or defend any action or proceeding and to take any other proper steps to protect the right, title and interest of JSD with respect to its LICENSED PROPERTY and in that connection, to settle, compromise or in any other manner dispose of any matter, claim, action or proceeding and to satisfy any judgment that maybe rendered, in any manner as JSD in its sole discretion may determine. If JSD chooses not to take action, ENESCO may take such action at its own expense as JSD reasonably approves and with JSD’s cooperation.

(c)	Both ENESCO and JSD agree to cooperate with the other (at the other’s request and expense) in the prosecution and settlement of any infringement claim undertaken by the other.

12. Independent Contractors.

Both parties to the Agreement are independent contractors, and neither is authorized to nor shall act as the agent for the other.

13. Travel and Appearances.

(a)	JSD will make the artist, Jim Shore, available for personal publicity appearances at trade shows or other events to support the retail trade up to ten (10) occasions (including, but not limited to, weekend appearances at trade shows or other events) per year to be mutually agreed upon.

(b)	JSD will make Jim Shore and one designee of JSD available to travel to China, or such other location as determined by ENESCO in connection with the manufacture of the LICENSED PRODUCTS, to meet with personnel and review facilities involved in the manufacture of the LICENSED PRODUCTS. Such manufacturing review trips will be at ENESCO’s expense and will be scheduled for the duration deemed reasonably necessary by ENESCO. JSD will make Jim Shore available for such other travel (including additional travel to China) as reasonably necessary.

(c)	For all international and domestic travel requested or required by ENESCO, ENESCO will provide the same class of hotel accommodations that are provided for ENESCO’s Chief Executive Officer, and first class airline tickets for domestic travel, and business class airline tickets for international travel. JSD will arrange all approved travel through ENESCO’s designated travel agent, at ENESCO’s expense.

14. Notices.

Any communication or notice permitted or required hereunder shall be in writing and shall be sent or delivered to the receiving party at the respective address set forth in Paragraph A or B of the Underlying Agreement, until notified otherwise. Any communication sent to ENESCO shall be also addressed: “Attention President”; and a further copy shall be sent to its General Counsel at the same address. Any communication sent to JSD should be addressed Attn: Jim Shore with a further copy should be sent to Douglas N. Masters, Esq., Loeb & Loeb LLP, 321 North Clark Street, Suite 2300, Chicago, Illinois 60610-4714. Any such communication (including notices, reports, payments, and/or deliveries) that is sent, properly addressed, by prepaid, registered or certified mail, return receipt requested shall be effective as of the date of its postmark; otherwise, such communication shall be effective as of the date it is received by the party to whom it was given.

15. Transfer.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, estates, legal representatives, and successors and assigns; provided, however, that the parties shall have the right to assign their rights and obligations under this Agreement with the prior written consent of the other party, which consent shall not be unreasonably withheld, but is subject to the provisions of Paragraph 9(f). ENESCO shall have the right to assign its rights and obligations hereunder, in whole or in part, to any wholly-owned subsidiary or affiliated company under common control without the prior written consent of JSD. Enesco may not sub-license any of the rights licensed to it by JSD without JSD’s prior written consent.

16. Confidential Information.

The parties contemplate that JSD may come into contact with the confidential information of ENESCO, its customers, suppliers, and/or other consultants, including, without limitation: (1) information of a technical nature, such as “know-how,” secret processes, inventions and research projects; (2) information of a business nature, such as information about costs, profits, margins, markets, sales, suppliers, manufacturers, and lists of customers; (3) plans for future developments and future products; and (4) other information of a similar nature to the extent not available to the public. JSD agrees to keep secret all such confidential information and further agrees not to use such confidential information for its own benefit nor to disclose it to anyone outside of JSD or ENESCO, either during or after the term of this Agreement except upon the written consent of ENESCO or as compelled to do so by law.

17. Communications and Publicity.

(a)	ENESCO agrees, upon reasonable advance notice by JSD, to make its personnel reasonably available (subject to ENESCO-observed holidays and personnel schedules) to JSD to discuss sales, marketing strategies, product development, royalty audits, royalties and other business issues as reasonably determined by JSD.

(b)	ENESCO and JSD will mutually agree on the timing and contents of any press release(s) related to this Agreement subject to ENESCO’s requirement to comply with any governmental or regulatory requirements. ENESCO agrees to provide JSD with a courtesy copy of any regulatory filings relating to this Agreement required by ENESCO upon filing.

18. Governing Law and Dispute Resolution.

(a)	The Agreement shall be deemed to have been entered into in the State of Illinois, and shall be interpreted and construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles. Each party consents to the jurisdiction of the state and federal courts of Illinois and South Carolina for any action arising under or concerning the subject matter of this Agreement.

(b)	Any controversy or claim arising out of or in any way related to this Agreement, or the breach thereof, other than a claim arising out of or in any way related to a critical material obligation, shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association (“AAA”), at AAA’s offices in Chicago, Illinois, or Columbia, South Carolina. An arbitration panel consisting of three persons shall be used. ENESCO will name one arbitrator from the list of arbitrators proposed by AAA and JSD will name one arbitrator from the list of arbitrators proposed by AAA. The arbitrators selected by the parties will then jointly choose the third arbitrator. Judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction of the parties.

(c)	Either party may invoke this arbitration provision by following these guidelines: (i) the invoking party must give written notice to the other party of the claim and demand for arbitration, including the location of the arbitration (the written notice must be received by the other party at least thirty (30) days before any arbitration proceeding may be commenced); and (ii) if after the thirty (30) day period a mutually agreed upon solution is not achieved, then either party may demand that the claim in question be arbitrated. Nothing contained in this paragraph will hinder either party if, upon mutual assent in writing, both parties decide to waive the above-mentioned time period and proceed directly to arbitration. In no event shall any demand for arbitration be made after the date on which the legal or equitable claim would be barred by the applicable statute of limitations.

(d)	The arbitrators shall have the authority to award any damages not prohibited under the Agreement, including direct and punitive damages. All costs and expenses charged by the arbitrator will be divided equally amongst the parties while all other costs, expenses or fees, including attorneys’ fees, will be borne by the party which incurs such costs, expenses or fees.

(e)	No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

(f)	If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

19. Survival and Successors.

The terms and conditions of Sections 8, 9(g), 10, 14, 16, 18, 19 and 20 and any other applicable provisions will survive the expiration or termination of this Agreement. In the event of the death or disability of Jim Shore, ENESCO may rely upon his representative, estate or designee for all approvals and notices required or necessary in connection with this Agreement.

20. Entire Agreement and Amendment.

This Agreement constitutes the full understanding between JSD and ENESCO, and no statements, or agreements, oral or written, made prior to or at the signing hereof, shall vary or modify the written terms hereof. No amendment, modification or release from any provision hereof shall be effective unless in writing and signed by duly authorized representatives of both parties specifically stating it to be an amendment, modification, or release to this Agreement. The Terminated Agreement is considered terminated in its entirety as of November 23, 2005.

THE END OF THE INCORPORATED PROVISIONS

SCHEDULE I

The WORKS that are licensed under the Agreement are identified as follows:

The works of Jim Shore and Jim Shore Designs, Inc.

SCHEDULE II

Each of the MARKS subject to this Agreement is identified as follows: (If a Registration has been obtained, or if an application to register has been filed for any of the MARKS, the number of the Registration, or serial number of the application, and the Registration date, or application filing date, also should be listed.)

MARKS

1.	Jim Shore

2.	Jim Shore Designs

3.	www.Jimshore.com

4.	Heartwood Creek

5.	Life Of A Nation

SCHEDULE III
EXCLUSIVE PRODUCTS

The PRODUCTS exclusive to ENESCO and subject to this Agreement are limited to holiday ornaments; figurines (excluding porcelain) with a retail price under seventy-five dollars ($75.00); and statuary and figural groupings (excluding porcelain), such as a nativity set, with a retail price up to and including one-hundred and twenty-five dollars ($125.00). Each of the dollar amounts above will be increased at the commencement of each calendar year during the LICENSED TERM by a percentage of the previous year’s cap (e.g., $75 as of the Effective Date for figurines) the greater of: (a) three percent (3%); or (b) the last recorded annual percentage change in the Consumer Price Index for All Urban Consumers (CPI-U) for Chicago-Gary-Kenosha as published by the United States Department of Labor’s Bureau of Labor Statistics (or any successor U.S. government agency).

SCHEDULE IV
NON-EXCLUSIVE LICENSED PRODUCTS

Any products not set forth in Schedule III and subject to approval on a case by case basis in advance by JSD. As of the Effective Date, JSD has approved the following “theme grouping”: any combination of boxes, frames, lamps, clocks and bookends based on an exclusive figurine(s).

SCHEDULE V
Licensor’s Brand Usage Guide

To be provided to ENESCO by JSD no later than March 31, 2006.

SCHEDULE VI
Written Quality Program

To be agreed to by the parties by February 20, 2006.

EXHIBIT B TO SETTLEMENT AGREEMENT–

TRADEMARK ASSIGNMENT

TRADEMARK ASSIGNMENT

WHEREAS, Enesco Group, Inc., a Illinois corporation, having a place of business at 225 Windsor Drive, Itasca, IL 60143 (“Assignor”), is the owner of U.S. Trademark Application No. 78/284,049 of the trademark HEARTWOOD CREEK (the “Mark”);

WHEREAS, Jim Shore Designs, Inc., a South Carolina corporation, having a place of business at 426 N. Main Street, Heath Springs, SC 29058 (“Assignee”), desires to acquire the Mark;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Assignor hereby sells, assigns, and transfers to Assignee, absolutely and forever, the entire right, title and interest, throughout the world, whether statutory or at common law, in and to the Mark, together with the goodwill of the business symbolized by the Mark, and all corresponding registrations and applications, as well as all causes of action for any and all previously occurring infringements of the rights being assigned and the right to receive and retain the proceeds relating to those infringements.

Assignor agrees to execute any further papers as may be necessary and proper to vest full title in and to the Mark and other corresponding rights in the Assignee.

Assignor hereby consents to the recordation of this assignment in any applicable country.

Assignor represents and warrants that it is the owner of the Mark, and has not previously transferred or otherwise encumbered the rights being assigned to Assignee.

Assignee hereby accepts the assignment of the Mark, applications, and registrations and all other rights described in this assignment.

The individuals signing this document on behalf of corporate entities represent and declare that they are authorized to execute this document on behalf of such corporate entities.

IN WITNESS WHEREOF, this Assignment is effective this 19th day of January, 2006.

ENESCO GROUP, INC.
By:	/s/ Cynthia Passmore

Name:	Cynthia Passmore

Title:	President and CEO

Date:	January 30, 2006

JIM SHORE DESIGNS, INC.
By:	/s/ Jim Shore

Name:	Jim Shore

Title:	President

Date:	January 30, 2006